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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 2, 1996
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                        (Date of earliest event reported)

                         Everflow Eastern Partners, L.P.
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             (Exact name of Registrant as specified in its charter)

          Delaware                     0-19279                   34-1659910
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(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

585 West Main Street, P.O. Box 629, Canfield, Ohio                   44406
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   (Address of principal executive offices)                        (Zip Code)

  Registrant's telephone number, including area code:          (330)533-2692
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Item 5.   Other Events
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         On April 30, 1996, Everflow Eastern Partners, L.P., a Delaware limited partnership (the "Company") offered to purchase up to 643,304 of its units of limited partnership interests (the "Units") at a price of $4.50 per Unit in cash (the "Purchase Price"), upon certain terms and conditions (the "Offer to Purchase"). Effective June 28, 1996, the Company accepted an aggregate of 53,103 Units at a price of $4.50 per Unit, net to Sellers in cash, for an aggregate amount of $238,963.50. Immediately after the acceptance of the tendered Units by the Company, there were 6,379,941 Units outstanding.


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                                    SIGNATURE

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: July 2, 1996      EVERFLOW EASTERN PARTNERS, L.P.

                        By:      EVERFLOW MANAGEMENT COMPANY,
                                 General Partner

                        By:      EVERFLOW MANAGEMENT CORPORATION,
                                 Managing General Partner

                        By:      /s/ William A. Siskovic
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                                 William A. Siskovic
                                 Vice President and Treasurer